EXHIBIT 32.1

CERTIFICATION

In connection with the annual report of Findex.com, Inc. (the “company”) on Form 10-KSB/A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Steven Malone, President and Chief Executive Officer of the company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the company at the end of the periods covered by the Annual Report.

In Witness Whereof, the undersigned has set his hand hereto as of this 14th day of December, 2005.

By	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer